Exhibit(j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 59 to the Registration Statement on Form N-1A of Fidelity Rutland Square Trust II: Strategic Advisers Small-Mid Cap Fund, Strategic Advisers International Fund, Strategic Advisers International II Fund, Strategic Advisers Income Opportunities Fund, Strategic Advisers Emerging Markets Fund, Strategic Advisers Emerging Markets Fund of Funds and Strategic Advisers Income Opportunities Fund of Funds of our reports dated April 18, 2017; and Strategic Advisers Core Income Fund, Strategic Advisers Small-Mid Cap Multi-Manager Fund, Strategic Advisers International Multi-Manager Fund and Strategic Advisers Core Income Multi-Manager Fund of our reports dated April 20, 2017, relating to the financial statements and financial highlights included in the February 28, 2017 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP Boston, Massachusetts April 24, 2017